UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                       June 12, 2006

TEXAS REGIONAL BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	000-14517	74-2294235
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P. O. Box 5910
3900 North 10th Street, 11th Floor, McAllen, TX	78502-5910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                     (956) 631-5400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2006, Texas Regional Bancshares, Inc. (the “Company”) entered into an Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”) pursuant to which the Company will merge into Banco Bilbao Vizcaya Argentaria, S.A. in exchange for cash. The proposed merger is subject to customary closing conditions, including receipt of all requisite regulatory approvals and the approval of the Company’s shareholders. A copy of the Agreement and Plan of Reorganization is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

On June 12, 2006, Texas Regional issued a press release announcing the definitive agreement. The press release is also attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Reorganization, dated as of June 12, 2006, by and among Texas Regional Bancshares, Inc., a Texas corporation and Banco Bilbao Vizcaya Argentaria, S.A.

99.1	Press release of Texas Regional Bancshares, Inc. dated June 12, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

June 12, 2006	/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Reorganization, dated as of June 12, 2006, by and among Texas Regional Bancshares, Inc., a Texas corporation and Banco Bilbao Vizcaya Argentaria, S.A.

99.1	Press release of Texas Regional Bancshares, Inc. dated June 12, 2006.